Exhibit 10.2

USA TRUCK, INC.

2014 OMNIBUS INCENTIVE PLAN

AWARD NOTICE

GRANTEE:
TYPE OF AWARD:	Restricted Shares
NUMBER OF RESTRICTED SHARES ("RESTRICTED SHARES"):
DATE OF GRANT:

1.     Grant of Restricted Stock. This Award Notice (this "Award Notice") serves to notify you that USA Truck, Inc., a Delaware corporation (the “Company”), hereby grants to you, under the Company’s 2014 Omnibus Incentive Plan (the “Plan”), a Restricted Stock Award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, of the number of Restricted Shares set forth above of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). A copy of the Plan is available to you on the Company's intranet. You should review the terms of this Award Notice and the Plan carefully.

2.      Restrictions and Vesting. Subject to the terms and conditions set forth in this Award Notice, the Restricted Shares will vest as set forth on Schedule A.

3.     Additional Vesting Matters. Subject to Section 4, any unvested Restricted Shares that do not vest as a result of your failure to have been continuously in the employment or service of the Company or a Subsidiary thereof from the date of grant until the vesting dates set forth on Schedule A will automatically be forfeited on the date your employment or service is terminated without any obligation of the Company to pay any amount or deliver any Restricted Shares to you or to any other person or entity.

4.     Effect of Change In Control.

(a)     In General. If, during the twelve (12) months following a Change In Control (as defined below), the Company or its successor terminates your employment without Cause (as defined below) or you are subject to a Constructive Termination (as defined below), then any unvested portion of the Restricted Shares will immediately vest in full on the date of such termination without Cause or Constructive Termination.

(b)      “Change In Control” Defined. The term “Change In Control” shall mean the occurrence of any of the following:

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

The date of the prospectus is [Date]

(i)      Any “Person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding the Company and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities (other than indirectly as a result of the Company’s redemption of its own securities); or

(ii)      The consummation of any merger or other business combination of the Company, a sale of more than 50% of the Company’s assets, the liquidation or dissolution of the Company or any combination of one or more of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which either (x) the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own more than 50% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the “Surviving Entity”) or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or

(iii)      Within any twenty-four (24)-month period, the individuals who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company (the "Board") or the board of directors of any successor to the Company, including any Surviving Entity. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a Person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

(c)       "Constructive Termination" Defined. The term “Constructive Termination” shall mean the occurrence of any of the following, without your express written consent, at any time within twelve (12) months following a Change in Control:

(i)     geographic relocation of your assigned principal business location to a location greater than seventy-five (75) miles from the place of your principal business location immediately prior to the time of a Change in Control; or

(ii)     diminution by ten percent (10%) or more of your annual base salary or target bonus in effect immediately prior to the time of a Change in Control.

(d)       "Cause" Defined. With respect to termination of your employment by the Company or its successor, the term "Cause" shall mean (i) the willful violation of Company policy or willful failure by you to substantially perform your duties with the Company, other than any failure resulting from your incapacity due to physical or mental illness, that continues for at least 30 days after the Board or management delivers to you a written demand for performance that identifies in reasonable detail the manner in which the Board or management believes that you willfully have failed substantially to perform your duties; (ii) the willful violation of any law, rule or regulation applicable to the Company’s business operations; (iii) the willful engaging by you in misconduct that is demonstrably and materially injurious to the Company, from a monetary or reputational standpoint; (iv) a material violation by you of the corporate governance guidelines, code of ethics, insider trading policy, or other governance policy of the Company; (v) a material violation by you of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule, or regulation; (vi) a material breach by you of any restrictive covenants in favor of the Company or its affiliates; or (vii) the repeated use of alcohol by you that materially interferes with your duties, the use of illegal drugs by you, or a violation by you of the drug and/or alcohol policies of the Company. For purposes of this definition following a Change in Control, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you without reasonable belief that your act, or failure to act, was in the best interest of the Company.

5.      Book-Entry Registration. The Restricted Shares initially will be evidenced by book-entry registration only, without the issuance of a certificate representing the Restricted Shares.

6.      Issuance of Shares. Subject to Sections 7 and 12 of this Award Notice, upon the vesting of any Restricted Shares pursuant to this Award Notice, the Company will issue a certificate or do book entry registration representing such vested Restricted Shares as promptly as practicable following the date of vesting. The Restricted Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

7.     Withholding. You will pay to the Company or a Subsidiary thereof, or make other arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the Restricted Shares awarded under this Award Notice. Your right to receive the Restricted Shares under this Award Notice is subject to, and conditioned on, your payment of such withholding amounts.

8.      Nonassignability. The Restricted Shares and the right to vote such shares and to receive dividends thereon, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged, or encumbered in any way prior to the vesting of such shares, whether by operation of law or otherwise, except by will or the laws of descent and distribution. After vesting, the sale or other transfer of the shares of Common Stock will be subject to applicable laws and regulations under federal and state securities laws.

9.      Rights as a Stockholder; Limitation on Rights. Unless the Award is cancelled or forfeited as provided in Section 3 of this Award Notice, you will have all of the other rights of a stockholder with respect to the Restricted Shares, including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time and the right to vote (in person or by proxy) such shares at any meeting of stockholders of the Company. Neither the Plan, the granting of the Award, nor this Award Notice gives you any right to remain in the employment or service of the Company or a Subsidiary thereof.

10.     Obligation to Maintain Stock Ownership. Your ability to dispose of Restricted Shares after vesting may be limited by stock ownership guidelines adopted by the Company for certain officers and key employees, and the Company is authorized to place a restrictive legend on such shares, issue stop-transfer instructions to the transfer agent, or take such other actions as may be advisable, in the Committee’s sole discretion, to enforce such ownership guidelines. Please determine whether you are subject to the guidelines and how many Restricted Shares may be disposed of prior to attempting to dispose of any shares.

11.      Rights of the Company and Subsidiaries. This Award Notice does not affect the right of the Company or a Subsidiary thereof to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

12.      Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Restricted Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any vested Restricted Shares, such issuance may not be made in whole or in part unless and until such listing, registration, qualification, or approval will have been effected or obtained free of any conditions not acceptable to the Company.

13.      Plan Controls; Definitions. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. Except as set forth in the last sentence of this Section 13, in the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan.

14.      Amendment. Except as otherwise provided herein or by the Plan, the Company may only alter, amend, or terminate this Award with your consent.

15.      Governing Law. This Award Notice will be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

16.      Notices. All notices and other communications to the Company required or permitted under this Award Notice will be written, and will be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested addressed to the Company’s office at 3200 Industrial Park Road, Van Buren, Arkansas 72956, Attention: Chief Financial Officer. Each such notice and other communication delivered personally will be deemed to have been given when delivered. Each such notice and other communication delivered by mail will be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by facsimile or electronically will be deemed to have been given when it is so transmitted and the appropriate confirmation is received.

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ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the restricted stock granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated: _______________, 2016

Grantee:

[Name]

USA Truck, Inc.

By:
Name:	John R. Rogers
Title:	President and Chief Executive Officer (As duly authorized by the Executive Compensation Committee)

Schedule A